PROSPECTUS Dated November 14, 2005                                                                   Amendment No. 1 to
PROSPECTUS SUPPLEMENT                                                                      Pricing Supplement No. 43 to
Dated November 14, 2005                                                           Registration Statement No. 333-129243
                                                                                                Dated December 30, 2005
                                                                                                          Rule 424(b)(2)

                                                       $11,000,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                   -------------------
                                                PLUS due February 1, 2007
                    Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value
                                     of the Goldman Sachs Corn Index - Excess Return
                                       Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the Goldman Sachs Corn Index - Excess Return, which we refer to as the Index, at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to
     (i) $10 times (ii) the percent increase in the value of the Index times (iii) the upside leverage factor. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o    The percent increase in the value of the Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o    The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o    The initial index value is 12.23, the index value of the Index on December 30, 2005, the day we priced the
          PLUS for initial sale to the public.

     o    The final index value will equal the index value of the Index on the second scheduled index business day prior to the maturity date, which we refer to as the index valuation date.

     o    The upside leverage factor is 115%.

o    Investing in the PLUS is not equivalent to investing in the Index or its component commodity contracts.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747Y519.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                   PRICE $10 PER PLUS
                                                   ------------------

                                                  Price to              Agent's
                                                   Public            Commissions(1)         Proceeds to Company
                                                 -----------         --------------         -------------------
Per PLUS.....................................      $10.000               $.075                   $9.925
Total........................................    $11,000,000            $82,500                $10,917,500

----------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the
Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley.  The return on the PLUS at maturity is based on the value of the Goldman Sachs Corn Index - Excess Return, which we refer to as the Index, at maturity.  The PLUS have been designed for investors who are willing to forgo market floating interest rates on the PLUS in exchange for a supplemental amount based on the percentage increase, if any, of the index value over the term of the PLUS.

     "GSCI(R)" is a registered mark of Goldman, Sachs & Co., and has been licensed for use by Morgan Stanley.
"Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10                We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due
                                   February 1, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                   Based on the Value of the Goldman Sachs Corn Index - Excess Return, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                   The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                   The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the
                                   PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of            Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest             any return of principal at maturity. If the final index value is less than the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the Index. The initial index value is 12.23, the index value of the Index on
                                   December 30, 2005, the day we priced the PLUS for initial sale to the public. The final index value will be the index value of the Index on the second scheduled index business day prior to the maturity date, which we refer to as the index valuation date. If for any reason the scheduled index valuation date is not an index business day, the maturity date will be postponed until the second scheduled business day following the index valuation date as postponed.

Payment at maturity based on       At maturity, you will receive for each $10 principal amount of PLUS that you hold an
the Index                          amount in cash based upon the value of the Index, determined as follows:

                                   o    If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                             $10    +    leveraged upside payment,

                                        where,

                                   leveraged upside payment = $10 x upside leverage factor x index percent increase

                                                          PS-3

========================================================================================================================

                                        and where

                                        the upside leverage factor is 115%

                                        and

                                                                 final index value - initial index value
                                   index percent increase   =    ---------------------------------------
                                                                            initial index value

                                   o    If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                             $10    x    index performance factor

                                        where,

                                                                                final index value
                                             index performance factor     =    -------------------
                                                                               initial index value

                                        Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                   On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                   Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the Index. The graph does not show every situation that may occur.

                                   You can review the historical values of the Index in the section of this pricing supplement called "Description of PLUS--Historical Information."

                                   Investing in the PLUS is not equivalent to investing in the Index or its component commodity contracts.

MS & Co. will be the               We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors,
Calculation Agent                  which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank,
                                   N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. has determined the initial index value and will determine the final index value, the index percent increase in the Index or the index performance factor, and the payment to you at maturity.

Where you can find more            The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS            You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                   Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS

                                                          PS-4

========================================================================================================================

                                   in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of
                                   PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                    You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-5

========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the Index. The PLUS Zone illustrates the leveraging effect of the upside leverage factor. The graph is based on the following terms:

o    Issue Price per PLUS:  $10

o    Initial Index Value: 12.23

o    Upside Leverage Factor: 115%

Where the final  index  value is greater  than the  initial  index  value,  the  payment at maturity on the PLUS reflected  in the graph below is greater  than the $10  principal  amount per PLUS.  Where the final index value is less than the initial index value,  the payment at maturity on the PLUS  reflected in the graph below is less than the $10 principal amount per PLUS.

The Goldman Sachs Corn Index – Excess Return
The PLUS
PLUS Zone
$10.00 Issue Price
Payment at Maturity on the PLUS
$12.50
$12.00
$11.50
$11.00
$10.50
$10.00
$9.50
$9.00
$8.50
$8.00
$7.50
-25%
-20%
-15%
-10%
-5%
0%
5%
10%
15%
20%
25%
Percentage Change in Final Index Value

                                                          PS-6

========================================================================================================================

                                                      RISK FACTORS

The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or        The terms of the PLUS differ from those of ordinary debt securities in that we will
guarantee return of principal      not pay you interest on the PLUS or guarantee to pay you the principal amount of the
                                   PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment. If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the Index from the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

The PLUS will not be listed        The PLUS will not be listed on any exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.
                                   Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your
                                   PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may       Several factors, many of which are beyond our control, will influence the value of
be influenced by many              the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors              purchase or sell the PLUS in the secondary market, including:

                                   o    the value of the Index at any time

                                   o    the volatility (frequency and magnitude of changes in value) of the Index

                                   o    the market prices of the commodity contracts underlying the Index, and the volatility of such prices;

                                   o    weather and climate conditions in the regions represented by the commodity contracts underlying the Index

                                   o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the commodity contracts underlying the Index or commodities generally and that may affect the final index value

                                   o    the time remaining until the PLUS mature

                                   o    our creditworthiness

                                   Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the index value of the Index is at or below the initial index value.

                                                          PS-7

========================================================================================================================

                                   You cannot predict the future performance of the Index based on its historical performance. The value of the Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the Index. In addition, there can be no assurance that the value of the Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

The inclusion of commissions       Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from          any, at which MS & Co. is willing to purchase PLUS in secondary market transactions
hedging in the original issue      will likely be lower than the original issue price, since the original issue price
price is likely to adversely       included, and secondary market prices are likely to exclude, commissions paid with
affect secondary market prices     respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Several factors have had and       Investments, such as the PLUS, linked to the prices of commodities, are considered
may in the future have an          speculative, and prices of commodities and related contracts may fluctuate
effect on the value of the         significantly over short periods for a variety of factors, including: changes in
Index                              supply and demand relationships; weather; agriculture, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates;
                                   and trading activities in commodities and related contracts. These factors may affect the value of the Index and of your PLUS in varying ways, and different factors may cause the value of different commodity contracts underlying the Index, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Suspensions or disruptions of      The commodity markets are subject to temporary distortions or other disruptions due
market trading in commodity        to various factors, including the lack of liquidity in the markets, the participation
and related futures markets        of speculators and government regulation and intervention. In addition, U.S. futures
could adversely affect the         exchanges and some foreign exchanges have regulations that limit the amount of
price of the PLUS                  fluctuation in futures contract prices which may occur during a single business day.
                                   These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the Index and, therefore, the value of the PLUS.

The Goldman Sachs Commodity        The Goldman Sachs Commodity Index, which we refer to as the GSCI, on which the Index
Index may in the future            is based, was originally based solely on futures contracts traded on regulated
include contracts that are not     futures exchanges (referred to in the United States as "designated contract
traded on regulated futures        markets"). At present, the GSCI continues to be comprised exclusively of regulated
exchanges                          futures contracts. As described below, however, the GSCI may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity
                                   Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities

                                                          PS-8

========================================================================================================================

                                   and the inclusion of such contracts in the GSCI may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of the        The GSCI, on which the Index is based, is composed of futures contracts on physical
GSCI commodities relative to       commodities. Unlike equities, which typically entitle the holder to a continuing
their current prices may           stake in a corporation, commodity futures contracts normally specify a certain date
decrease the amount payable at     for delivery of the underlying physical commodity. As the futures contracts that
maturity                           comprise the GSCI approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as
                                   "rolling." If the market for these contracts is (putting aside other considerations)
                                   in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a
                                   "roll yield." However, corn and certain other commodities included in the Index have historically traded in "contango" markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. Contango or absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the Index and, accordingly, decrease the payment you receive at maturity.

Adjustments to the Index could     Goldman, Sachs & Co., which we refer to as GS & Co., is responsible for calculating
adversely affect the value of      and maintaining the Index. GS & Co. can add, delete or substitute the contracts
the PLUS                           underlying the Index or make other methodological changes that could change the value of the Index. GS & Co. may discontinue or suspend calculation or dissemination of the
                                   Index. Any of these actions could adversely affect the value of the PLUS.

                                   GS & Co. may discontinue or suspend calculation or publication of the Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued
                                   Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.

The economic interests of the      The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other        potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your        As calculation agent, MS & Co. has determined the initial index value and will
interests                          determine the final index value, and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of any index value in the event of the unavailability, modification or discontinuance of the Index, may affect the payout to you at maturity. See the section of this pricing supplement called
                                   "Description of PLUS--Discontinuance of the Index; Alteration of Method of
                                   Calculation."

                                   The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

                                                          PS-9

========================================================================================================================

Hedging and trading activity       MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and       out, hedging activities related to the PLUS, including trading in swaps or futures
its affiliates could               contracts on the Index and on the commodity contracts underlying the Index. MS & Co.
potentially adversely affect       and some of our other subsidiaries also trade in financial instruments related to the
the value of the PLUS              Index or the prices of the commodity contracts underlying the Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on the date of this pricing supplement could potentially have increased the value of the Index on the day we priced the PLUS for initial sale to the public and, accordingly, have increased the value at which the
                                   Index must close before you would receive at maturity an amount in cash worth as much as, or more than, the principal amount of the PLUS.

Because the characterization       You should also consider the U.S. federal income tax consequences of investing in the
of the PLUS for U.S. federal       PLUS. There is no direct legal authority as to the proper tax treatment of the PLUS,
income tax purposes is             and consequently our special tax counsel is unable to render an opinion as to their
uncertain, the material U.S.       proper characterization for U.S. federal income tax purposes. Significant aspects of
federal income tax                 the tax treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS, you
consequences of an investment      have agreed with us to treat a PLUS as a single financial contract, as described in
in the PLUS are uncertain          the section of this pricing supplement called "Description of PLUS--United States
                                   Federal Income Taxation--General." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and/or character of income or loss with respect to the PLUS would differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                   "Description of PLUS--United States Federal Income Taxation."

                                   If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                   Taxation--Non-U.S. Holders."

                                   You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-10

========================================================================================================================

                                                   DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due February 1, 2007, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Value of the Goldman Sachs Corn Index - Excess Return. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........ $11,000,000

Original Issue Date
  (Settlement Date)............... January 18, 2006

Maturity Date..................... February 1, 2007, subject to extension in accordance with the following paragraph.

                                   If the scheduled Index Valuation Date is postponed so that it falls less than two scheduled Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Business Day following the Index Valuation Date as postponed.
                                   See "--Index Valuation Date" below.

Issue Price....................... $10 per PLUS

Denominations..................... $10 and integral multiples thereof

CUSIP Number...................... 61747Y519

Interest Rate..................... None

Specified Currency................ U.S. dollars

Payment at Maturity............... At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final
                                   Index Value is greater than the Initial Index Value, (a) $10 plus the Leveraged
                                   Upside Payment or (ii) if the Final Index Value is less than or equal to the Initial
                                   Index Value, $10 times the Index Performance Factor.

                                   We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                                   Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such
                                   Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the
                                   Maturity Date. We expect such amount of cash will be distributed to investors on the
                                   Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Leveraged Upside Payment ......... The product of (i) $10 and (ii) the Upside Leverage Factor and (iii) the Index
                                   Percent Increase.

                                                         PS-11
========================================================================================================================

Upside Leverage Factor ........... 115%

Index Percent Increase............ A fraction, the numerator of which is the Final Index Value minus the Initial Index
                                   Value and the denominator of which is the Initial Index Value.

Index Performance Factor.......... A fraction, the numerator of which is the Final Index Value and the denominator of which is the Initial Index Value.

Initial Index Value............... 12.23, the Index Value on December 30, 2005, the day we priced the PLUS for initial sale to the public.

Final Index Value................. The Index Value on the Index Valuation Date as determined by the Calculation Agent.

Index Value....................... The Index Value on any Index Business Day will equal the final settlement value of the Index published by Goldman, Sachs & Co., which we refer to as GS & Co., or any
                                   Successor Index (as defined under "--Discontinuance of the Index; Alteration of
                                   Method of Calculation"), and displayed on Reuters Page "GSCS" (or such other page as may replace that page on that service, or, if unavailable on that service, any other service displaying that value). In certain circumstances, the Index Value will be based on the alternate calculation of the Index described under "--Discontinuance of the Index; Alteration of Method of Calculation."

                                   If a Market Disruption Event with respect to the Index or the futures contracts underlying the Index occurs on the scheduled Index Valuation Date, the Index
                                   Valuation Date will be postponed and the Final Index Value will be calculated by the
                                   Calculation Agent using the final settlement value of the underlying commodity futures contracts on the immediately succeeding Trading Day during which no Market
                                   Disruption Event shall have occurred; provided that if a Market Disruption Event occurs on each of the three Trading Days immediately succeeding the scheduled Index
                                   Valuation Date the Calculation Agent will calculate the Final Index Value using a price for the commodity futures contracts underlying the Index (an "index contract")
                                   equal to the arithmetic mean, as determined by the Calculation Agent on the fourth
                                   Trading Day immediately succeeding the scheduled Index Valuation Date, of the prices of such index contract determined by at least three independent leading dealers, selected by the Calculation Agent, in the underlying market for such index contract, taking into consideration the latest available quote for such index contract and any other information in good faith deemed relevant by such dealers. Quotes of MS & Co.
                                   or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the quotes obtained. In the event prices from at least three dealers are not obtained, the Calculation Agent will make a good faith estimate of the price of the index contract and, using that price, determine the Final Index Value. In calculating the Index Value in the circumstances described in this paragraph, the Calculation Agent shall use the formula for calculating the Index last in effect prior to such discontinuance.

                                                         PS-12

========================================================================================================================

Index Valuation Date.............. January 30, 2007, the second scheduled Index Business Day prior to the Maturity Date, subject to adjustment if such date is not an Index Business Day or in the event of a
                                   Market Disruption Event, as described in the second paragraph under the heading
                                   "--Index Value" above.

Trading Day....................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange(s) for the applicable commodity contracts.

Index Business Day................ Any Trading Day other than a Saturday or Sunday on which the Index Value is published.

Business Day...................... Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Market Disruption Event........... Market Disruption Event means any of Price Source Disruption, Trading Suspension,
                                   Disappearance of Commodity Reference Price, Material Change in Formula, Material
                                   Change in Content, Tax Disruption or Trading Limitation.

Price Source Disruption........... Price Source Disruption means a (i) the temporary failure of GS & Co. to announce or publish the Index Value (or the value of any Successor Index, if applicable) (or the information necessary for determining the Index Value (or the value of any Successor
                                   Index, if applicable)) or (ii) the temporary discontinuance or unavailability of the
                                   Index.

Trading Suspension................ Trading Suspension means the material suspension of trading in any of the contracts or commodities underlying the Index on the Relevant Exchange for such contract or commodity.

Disappearance of Commodity
  Reference Price................. Disappearance of Commodity Reference Price means (i) the permanent discontinuance of trading in any of the futures contracts of the commodities underlying the Index on the Relevant Exchange; (ii) the disappearance of, or of trading in, any of the commodities underlying the Index, or (iii) the disappearance or permanent discontinuance or unavailability of the Index Value, notwithstanding the availability of the price source or the status of trading in the relevant futures contracts.

                                   For purposes of this definition, a discontinuance of publication of the Index shall not be a Disappearance of Commodity Reference Price if MS & Co. shall have selected a
                                   Successor Index in accordance with "Description of PLUS-- Discontinuance of the
                                   Index; Alteration of Method of Calculation" below.

Material Change in Formula........ Material Change in Formula means the occurrence since the date of this pricing supplement of a material change in the formula for, or the method of calculating, the
                                   Index Value.

                                                         PS-13

========================================================================================================================

Material Change in Content........ Material Change in Content means the occurrence since the date of this pricing supplement of a material change in the content, composition or constitution of the
                                   Index or relevant futures contracts.

Tax Disruption ................... Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a
                                   Valuation Date from what it would have been without that imposition, change or removal.

Trading Limitation ............... Trading Limitation means the material limitation imposed on trading in any of the contracts or commodities underlying the Index on the Relevant Exchange for such contract or commodity.

Relevant Exchange................. Relevant Exchange means the primary exchange or market of trading for any contract or commodity then included in the Index or any Successor Index.

Discontinuance of the Index;
  Alteration of Method of
  Calculation..................... If GS & Co. permanently discontinues publication of the Index and GS & Co. or another entity publishes a successor or substitute index that MS & Co., as the Calculation
                                   Agent, determines, in its sole discretion, to be comparable to the discontinued Index
                                   (such index being referred to herein as a "Successor Index"), then any subsequent
                                   Index Value will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the Relevant
                                   Exchange or market for the Successor Index on the date that any Index Value is to be determined.

                                   Upon any selection by the Calculation Agent of a Successor Index, the Calculation
                                   Agent will cause written notice thereof to be furnished to the Trustee, to Morgan
                                   Stanley and to DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                   If GS & Co. discontinues publication of the Index prior to, and such discontinuance is continuing on, any Index Business Day and MS & Co., as the Calculation Agent,
                                   determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Value for such date as described in "--Index Value" above using the formula for calculating the Index last in effect prior to such discontinuance.

                                                         PS-14

========================================================================================================================

                                   If the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), and the Calculation Agent, in its sole discretion, determines that such modification is not a Material Change in Formula, then the Calculation Agent will adjust such index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Book Entry Note or
  Certificated Note............... Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                   Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note.. Senior

Trustee........................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank).

Agent............................. Morgan Stanley & Co. Incorporated and its successors ("MS & Co.").

Calculation Agent................. MS & Co.

                                   All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                   All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                   .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
                                   .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our subsidiary, the economic interests of the
                                   Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the
                                   Calculation Agent must make in determining the Initial Index

                                                         PS-15

========================================================================================================================

                                   Value and the Final Index Value. See "--Discontinuance of the Index; Alteration of
                                   Method of Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation
  in Case of an Event of Default.. In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the
                                   PLUS (an "Event of Default Acceleration") shall be determined by the Calculation
                                   Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Index Value as of the date of such acceleration as the Final Index Value.

                                   If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The Index......................... We have derived all information regarding the Index contained in this pricing supplement, including, without limitation, its make-up and method of calculation from publicly available information. The Index was developed, and is calculated, maintained and published daily, by Goldman, Sachs & Co. ("GS & Co."). We make no representation or warranty as to the accuracy or completeness of such information.

                                   The Index reflects the excess returns that are potentially available through an unleveraged investment in the corn futures contracts, and only the corn futures contracts, of the Goldman Sachs Commodity Index, which we refer to as the GSCI. The
                                   GSCI is an index on a production-weighted basket of physical non-financial commodities that satisfy specified criteria, and is designed to be a measure of the performance over time of the markets for these commodities. The Index is the corn-only element of the GSCI, and is composed solely of those corn futures contracts included in the GSCI. For a description of how contracts are selected for the GSCI and a discussion of the GSCI in general, see below under "--The GSCI".

                                   Value of the Index

                                   The value of the Index on any given day is equal to the total dollar weight of the
                                   Index divided by a normalizing constant that assures the continuity of the Index over time. The total dollar weight of the Index on any given day is equal to:

                                   o    the daily contract reference price,

                                   o    multiplied by the contract production weight (CPW) of corn and,

                                   o    during a roll period, the appropriate "roll weights" (discussed below).

                                                         PS-16

========================================================================================================================

                                   The daily contract reference price used in calculating the dollar weight of the commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of
                                   Goldman, Sachs & Co., reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M. New York City time, GS & Co. may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable corn futures contract in its reasonable judgment for purposes of the relevant Index calculation. The value of the Index has been normalized such that its hypothetical level on January 2, 1970 was 100.

                                   Calculation of the Index

                                   The value of the Index on any Index Business Day is equal to the product of (i) the value of the Index on the immediately preceding Index Business Day multiplied by (ii)
                                   the contract daily return on the Index Business Day on which the calculation is made.

                                   Contract Daily Return

                                   The contract daily return on any given day is equal to the applicable daily contract reference price on the relevant contract multiplied by the CPW of corn and the appropriate "roll weight", divided by the total dollar weight of the Index on the preceding day, minus one.

                                   The "roll weight" of a commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the Index is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the Index also takes place over a period of days at the beginning of each of March, May, July, September and December
                                   (referred to as the "roll period"). On each day of the roll period, the "roll weights" of the first nearby contract expirations and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract that is included in the Index is gradually shifted from the first nearby contract expiration to the more distant contract expiration. If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

                                                         PS-17

========================================================================================================================

                                   o no daily contract reference price is available for a given contract expiration;

                                   o any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as the "limit price");

                                   o the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time. In that event, Goldman, Sachs & Co. may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided that if the trading facility publishes a price before the opening of trading on the next day, Goldman, Sachs & Co. will revise the portion of the roll accordingly; or

                                   o trading in the relevant contract terminates prior to its scheduled closing time.

                                   If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

The GSCI.......................... We have derived all information contained in this pricing supplement regarding the
                                   GSCI, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, GS & Co. The GSCI was developed. and is calculated, maintained and published by, GS & Co. We make no representation or warranty as to the accuracy or completeness of such information.

                                   The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. The returns are calculated on a fully-collateralized basis with full reinvestment. The Index reflects the total returns that are potentially available through an unleveraged investment in the contracts comprising the GSCI, including interest earned on hypothetically fully collateralized contract positions in the commodities included in the GSCI. The value of the GSCI on any given day reflects the price levels of the contracts included in the GSCI (which represents the value of the GSCI) and the "contract daily return,"
                                   which is the percentage change in the total dollar weight of the GSCI from the previous day to the current day.

                                   The GSCI is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The GSCI is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the GSCI are weighted, on
                                   a

                                                         PS-18

========================================================================================================================

                                   production basis, to reflect the relative significance (in the view of GS & Co., in consultation with the Policy Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The GSCI was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the GSCI, and options on such futures contracts, are currently listed for trading on the Chicago
                                   Mercantile Exchange.

                                   Set forth below is a summary of the composition of and the methodology currently used to calculate the GSCI. The methodology for determining the composition and weighting of the GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the GSCI, as described below. GS & Co. makes the official calculations of the GSCI. At present, this calculation is performed continuously and is reported on Reuters Page GSCI and is updated on Reuters at least once every three minutes during business hours on each Index Business Day.

                                   The Policy Committee established by GS & Co. to assist it in connection with the operation of the GSCI generally meets once each year to discuss the composition of the GSCI. The Policy Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

                                   Composition of the GSCI

                                   In order to be included in the GSCI a contract must satisfy the following eligibility criteria:

                                   (i)  The contract must be in respect of a physical commodity and not a financial commodity.

                                   (ii) The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

                                   The commodity must be the subject of a contract that is (a) denominated in U.S.
                                   dollars and (b) traded on or through an exchange, facility or other platform
                                   (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic
                                   Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

                                                         PS-19

========================================================================================================================

                                   (iii) The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the daily contract reference price)
                                        generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI.

                                   (iv) At and after the time a contract is included in the GSCI, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00
                                        P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded.

                                   (v)  For a contract to be eligible for inclusion in the GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

                                   (vi) Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the GSCI.

                                   Contract Expirations

                                   Because the GSCI is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as "contract expirations."
                                   The contract expirations included in the GSCI for each commodity during a given year are designated by GS & Co., in consultation with the Policy Committee, provided that each such contract must be an "active contract." An "active contract" for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

                                   If a trading facility deletes one or more contract expirations, the GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by GS & Co. If a trading facility ceases trading in all contract expirations relating to a particular contract, GS & Co. may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSCI.
                                   To the extent practicable, the replacement will be effected during the next monthly review of the composition of the GSCI.

                                   Calculation of the GSCI

                                   The value of the GSCI on any Index Business Day is equal to the product of (i) the value of the GSCI on the immediately preceding Index Business Day multiplied by (ii)
                                   one plus the sum of the contract daily return and the treasury bill return (interest earned on hypothetically fully collateralized contract positions in the commodities included in the GSCI) on the Index Business Day on

                                                         PS-20

========================================================================================================================

                                   which the calculation is made multiplied by (iii) one plus the treasury bill return for each non Index Business Day since the immediately preceding Business Day. The value of the GSCI has been normalized such that its hypothetical level on January 2,
                                   1970 was 100.

Historical Information............ The following table sets forth the published high and low Index Values, as well as end-of-quarter Index Values, of the Index for each quarter in the period from January
                                   1, 2001 through December 30, 2005. The Index Value on December 30, 2005 was 12.23. We
                                   obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Index on the Index Valuation Date. The level of the Index may decrease so that you will receive a payment at maturity that is less than the principal amount of the
                                   PLUS. We cannot give you any assurance that the level of the Index will increase so that at maturity you will receive a payment in excess of the principal amount of the
                                   PLUS. Because your return is linked to the level of the Index at maturity, there is no guaranteed return of principal.

                                   If the Final Index Value is less than the Initial Index Value, you will lose money on your investment.

                                                                  High          Low       Period End
                                                                 ------       -------     ----------
                                   2001
                                   First Quarter...........       31.95        11.37        26.96
                                   Second Quarter..........       28.16        23.66        24.25
                                   Third Quarter...........       28.79        24.25        25.00
                                   Fourth Quarter..........       25.12        22.94        22.97
                                   2002
                                   First Quarter...........       23.60        21.51        21.51
                                   Second Quarter .........       23.25        20.60        23.17
                                   Third Quarter...........       27.86        22.13        23.95
                                   Fourth Quarter..........       24.76        22.03        22.03
                                   2003
                                   First Quarter...........       21.82        22.92        21.01
                                   Second Quarter .........       20.66        23.45        20.66
                                   Third Quarter...........       19.53        21.90        18.98
                                   Fourth Quarter..........       21.21        22.01        18.95
                                   2004
                                   First Quarter                  27.00        21.21        27.00
                                   Second Quarter .........       27.88        21.41        21.41
                                   Third Quarter...........       21.45        15.95        15.97
                                   Fourth Quarter..........       16.10        14.73        14.99
                                   2005
                                   First Quarter...........       16.08        14.25        14.99
                                   Second Quarter..........       15.86        13.75        14.37
                                   Third Quarter...........       16.81        12.38        12.51
                                   Fourth Quarter (through
                                      December 30, 2005)...       12.71        11.37        12.23

                                                         PS-21

========================================================================================================================

Use of Proceeds and Hedging....... The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                   PLUS through one or more of our subsidiaries. The original issue price of the PLUS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   On the date of this pricing supplement we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in swaps and futures contracts on the commodity contracts underlying the Index. Such purchase activity could potentially have increased the value of the Index and, accordingly, potentially have increased the Initial Index Value, and, therefore, the value at which the Index must close before you would receive at maturity an amount in U.S.
                                   dollars worth as much as or more than the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling swaps and futures contracts on the commodities underlying the Index or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the value of the Index and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.................... Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                   Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                   Agent may allow a concession not in excess of $.075 per PLUS to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG.
                                   After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                   We expect to deliver the PLUS against payment therefor in New York, New York on
                                   January 18, 2006, which will be the 11th scheduled Business Day following the date of this pricing supplement and of the pricing of the PLUS. Under Rule 15c6-1 of the
                                   Exchange Act, trades in the secondary market generally are

                                                         PS-22

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                                   required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS more than three Business Days prior to the Original Issue Date will be required, by virtue of the fact that the PLUS initially will settle in 11 Business Days (T+11), to specify alternative settlement arrangements to prevent a failed settlement.

                                   In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, the
                                   Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase,
                                   PLUS in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                   General

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the
                                   Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the
                                   PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have

                                                         PS-23

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                                   responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   Brazil

                                   The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                   Chile

                                   The PLUS have not been registered with the Superintendencia de Valores y Seguros in
                                   Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                   Hong Kong

                                   The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong.
                                   The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
                                   (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong
                                   Kong or only to "professional investors" within the meaning of the Securities and
                                   Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                   Mexico

                                   The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   Singapore

                                   This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

                                                         PS-24

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                                   Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in
                                   Singapore.

License Agreement Between
  GS & Co. and Morgan Stanley..... The PLUS are not sponsored, endorsed, sold or promoted by GS & Co. GS & Co. makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly, or the ability of the GSCI to track general commodity market performance. GS & Co.'s only relationship to Morgan Stanley is the licensing of the GSCI Index, which is determined, composed and calculated by GS & Co. without regard to the Licensee or the Product(s). GS & Co. has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the GSCI Index. GS & Co. is not responsible for, and has not participated in, the determination of the timing of prices at, or quantities of the
                                   PLUS to be issued or in the determination or calculation of the equation by which the
                                   PLUS is to be converted into cash. GS & Co. has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

                                   GS & CO. DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE GSCI
                                   INDEX OR ANY DATE INCLUDED THEREIN. GS & CO. MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                   AS TO RESULTS TO BE OBTAINED BY LICENSEE OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON
                                   OR ENTITY FROM THE USE OF THE GSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION
                                   WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. GS & CO. MAKES NOT EXPRESS
                                   OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
                                   WITH RESPECT TO THE GSCI INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF
                                   THE FOREGOING, IN NO EVENT SHALL GS & CO. HAVE ANY LIABILITY FOR ANY SPECIAL PUNITIVE
                                   INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE
                                   POSSIBILITY OF SUCH DAMAGES.

ERISA Matters for Pension
  Plans and Insurance Companies... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's

                                                         PS-25

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                                   particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                   and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                   "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under
                                   ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                   ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a
                                   "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                   Section 4975 of the Code or (b) its purchase, holding and disposition are

                                                         PS-26

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                                   eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                   PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation................. The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential
                                   U.S. federal income tax consequences to initial investors in the PLUS that (i)
                                   purchase the PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                   o    certain financial institutions;
                                   o    tax-exempt organizations;
                                   o    dealers and certain traders in securities or foreign currencies;
                                   o    investors holding the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                   o    U.S. Holders, as defined below, whose functional currency is not the U.S.
                                        dollar;
                                   o    partnerships;
                                   o    regulated investment companies;
                                   o    real estate investment trusts;
                                   o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                   o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                                         PS-27

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                                   o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                   o    Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States; and
                                   o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                        911(d)(3) of the Code) in the United States.

                                   As the law applicable to the U.S. federal income taxation of instruments such as the
                                   PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                   General

                                   Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the Index that (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Index. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization of the PLUS stated above should be respected. Significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the
                                   IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S.
                                   federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                                         PS-28

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                                   U.S. Holders

                                   As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                   o    a citizen or resident of the United States;

                                   o    a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or

                                   o    an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                   Tax Treatment of the PLUS

                                   Assuming the characterization of the PLUS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the
                                   U.S. Holder to acquire the PLUS.

                                   Sale, exchange or settlement of the PLUS. Upon a sale or exchange of the PLUS
                                   (including settlement at maturity), a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder's tax basis in the PLUS sold, exchanged, or settled.
                                   Any capital gain or loss recognized upon sale, exchange or settlement of a PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time.

                                   Possible Alternative Tax Treatments of an Investment in the PLUS

                                   Due to the absence of authorities that directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the
                                   "Contingent Payment Regulations").

                                   If the IRS were successful in asserting that the Contingent Payment Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                                         PS-29

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                                   Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis.
                                   Accordingly, prospective purchasers are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                   Backup Withholding and Information Reporting

                                   A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                   Non-U.S. Holders

                                   The discussion under this heading applies to you only if you are a "Non-U.S. Holder."
                                   A Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is: o a nonresident alien individual;

                                   o    a foreign corporation; or

                                   o    a foreign trust or estate.

                                   Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. Assuming our
                                   characterization of the PLUS is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the
                                   Non-U.S. Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S.
                                   Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                   If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to
                                   U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Information Reporting and Backup Withholding"
                                   were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total

                                                         PS-30

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                                   combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                   Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a non-U.S. individual for U.S.
                                   federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                   Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S.
                                   Holder may be subject to backup withholding in respect of amounts paid to the
                                   Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S.
                                   Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.